                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A-1

                                AMENDMENT NO. 1
                                      TO
                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  May 27, 1997




                          REDWOOD BROADCASTING, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



Colorado                          33-00321                     84-0928022
------------------------       ----------------            -------------------
(State or other juris-         (Commission file              (IRS Employer
diction of incorporation            number)                Identification No.)
or organization)




P.O. Box 3463, 7518 Elbow Bend Rd., Bldg. A, Suite I, Carefree, Arizona  85377
------------------------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)




      Registrant's telephone number, including area code:  (602) 488-2596
      -------------------------------------------------------------------




         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 4: CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
----------------------------------------------------
     On May 27, 1997 the Company's Board of Directors approved a change in the Company's certifying accountant. The change was effective May 27, 1997.

     The independent accountant who was previously engaged as the principal accountant to audit the Company's financial statements was Schumacher & Associates, Inc., Certified Public Accountants. None of Schumacher & Associates, Inc.'s reports over the past two (2) years or the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or was qualified or was modified as to uncertainty, audit scope or accounting principles. Nor have there been any disagreement between the Company and Schumacher & Associates, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two (2) years and through the date of this report on Form 8-K.

     The Company has retained the accounting firm of Stockman Kast Ryan & Scruggs, P.C. to serve as the Company's principal accountant to audit the Company's financial statements. This engagement is effective May 27, 1997. Prior to its engagement as the Company's principal independent accountant, Stockman Kast Ryan & Scruggs, P.C. had not been consulted by the Company either with respect to the application of accounting principals to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter which was the subject of any prior disagreement between the Company and its previous certifying accountant.


ITEM 7:  EXHIBITS
-----------------

     Exhibit No.

          16.0 Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant furnishes herewith the letter of Schumacher & Associates, Inc., Certified Public Accountants, former accountants to the Company.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REDWOOD BROADCASTING, INC



Date:     June 18, 1997            By:  /s/ John C. Power
         --------------            --------------------------
                                   John C. Power